Exhibit 10.4

Employment Contract

Party A (Employer): Shanghai Qiangling Electronic Co., Ltd.

Address: No. 139 South Wangdong Road, Sijing Town, Songjiang District, Shanghai Municipality

Party B (Employee): Yan, Zhaoling Sex: Male ID Card No.: 310 105 1944 0814 0479

Registered Household Address: 950/3/302 Zhongshan South Second Road, Shanghai

Current Home Address: No. 19, Lane 9030, Sheshan, Shanghai

Contact Method: 57654799

In accordance with the provisions of the State laws and regulations relevant to labor, Party A and Party B have entered into this Contract on the basis of lawfulness, fairness, and integrity as well as consensus reached through consultation.

Article 1    Contract Term

1.1	The term of the Contract shall commence on September 1, 2010 and end on August 31, 2016, including a probation period of / month(s). Before the Contract expires, should Party A and Party B agree to continue its performance through consultation, the Contract shall be automatically extended for year(s).

Article 2    Position and Place of Employment

2.1	Based on the needs of work and Party B’s own qualifications, Party A shall arrange for Party B to work as General Manager at TCP-China.

2.2	Party B shall perform labor duties according to the job description and requirements as arranged by Party A, complete the specified work amount on time, meet the specified requirements for quality, and be subject to Party A’s evaluation.

2.3	During the term of this Contract, Party B shall not be engaged in a second job or other activities that conflict with Party A’s interests.

2.4	If Party B is incompetent for the job, Party A shall have the right to decide to train Party B or transfer Party B to another job. If Party B remains incompetent for his/her job after being trained or being transferred to another job, Party A shall have the right to cancel the Labor Contract.

2.5	Party B’s place of employment shall be in Songjiang District, Shanghai.

Article 3    Work Hours and Rest

3.1	Party B’s job shall follow the flexible work-hour system.

3.2	Party A shall strictly implement the State regulations regarding rest and vacation and ensure that Party B gets at least one full rest day per week. In addition, there shall be rotational rest days, ensuring that the yearly work hours are basically consistent with the statutory standard work hours.

3.3	Party B shall be entitled to State holidays and annual vacation.

Article 4    Labor Remuneration, Social Insurance and Benefits

4.1	Party A shall adopt the internal method of salary distribution for Party B, which combines a base salary with a performance-based salary. Party B’s base salary is set at ¥ 160,000.00 per month. The performance-based salary shall be evaluated and confirmed according to the method of internal distribution based on Party B’s performance, work results, and actual contributions.

4.2	Based on the needs of the accounting work, Party A shall pay the preceding month’s salary in one lump sum on the 15th day of each month.

4.3	Party A shall deduct the personal income tax payable by Party B and various social insurance expenses that are to be borne by individuals from Party B’s salary and pay them on Party B’s behalf.

4.4	Should Party B have any dispute after collecting the salary, it shall be raised in writing within five days. If the deadline has passed, Party A shall deem it undisputed.

4.5	Both Party A and Party B shall pay various insurance expenses according to the State and municipal regulations regarding social insurance.

4.6	During the period when Party B has contracted an occupational disease or suffered a work-related injury, his/her salary and medical insurance benefits shall be handled according to the relevant regulations of the State and Shanghai Municipality.

4.7	During the term of the Contract, Party B shall be entitled to all the subsidies and benefits stipulated by the State and Party A.

Article 5    Labor Protections, Labor Conditions and Prevention of Occupational Diseases

5.1	During Party B’s employment, Party A shall be responsible for educating and training Party B on professional ethics, technical skills, safe production and various rules and regulations. Party A shall organize, formulate, and implement an emergency rescue contingency plan in response to any accident during safe production, prevent accidents from occurring in the course of work, and reduce work-related hazards.

5.2	Party A shall provide Party B a working environment that complies with the safety and sanitation requirements stipulated by the State, guarantee Party B’s personal safety, and ensure that Party B works in an environment free from bodily harm. Party A shall constantly improve labor conditions, and update and retrofit safety equipment and facilities in a planned way.

5.3	Based on the actual circumstances of Party B’s job, Party A shall provide Party B necessary labor protection supplies according to relevant regulations and educate Party B on their correct use. If Party B fails to wear or use labor protection supplies correctly according to the regulations, Party A’s management personnel shall have the right to not allow Party B to work at his/her job. If Party B violates any operational procedures for safe production, Party A shall have the right to penalize Party B according to the company’s rules and regulations.

5.4	If Party B is to engage in a special type of work and operation, Party B must undergo training by the State’s relevant department(s), obtain the relevant license(s) for operation, and pass Party A’s examination(s) before he/she can be arranged to perform such special operation.

5.5	Party B shall voluntarily accept the training on safe production arranged by Party A, understand the information on safe production and fire prevention necessary to carry out his/her work, enhance his/her safe production skills, and increase his/her ability to prevent accidents and deal with emergencies.

Article 6    Labor Discipline

6.1	Party B shall abide by laws and regulations of the State as well as rules and regulations set forth by Party A in accordance with law, strictly comply with labor safety and sanitation requirements, production process operational procedures, and standard work practices; take care of Party A’s property, abide by professional ethics and civic virtues and safeguard the corporate image; proactively participate in the training organized by Party A, and enhance his/her own overall qualities.

6.2	If Party B violates labor discipline, production process discipline, safe operation procedures, or has caused losses to Party A due to his/her violation of regulations, Party A may criticize and educate Party B, and levy administrative and financial penalties on Party B to the extent of canceling the Labor Contract according to the company’s rules and regulations.

6.3	Any unauthorized cessation of work without approval shall constitute a serious violation of labor discipline and corporate rules and regulations. Once such behavior has occurred, Party A may immediately cancel the Contract and demand that Party B compensate for losses.

6.4	Party B shall keep Party A’s trade secrets strictly confidential, and shall not reveal the company’s trade secrets to a third party in any form, nor shall Party B engage in any part-time job that is related to this industry.

6.5	The penalties Party B is subject to due to violation of rules and regulations, and labor discipline, shall be incorporated into the scope of performance evaluation. The fines shall be deducted from Party B’s salary; however, the amount of monthly deduction shall not exceed 20% of Party B’s total monthly salary, with the balance to be deducted in the following month.

Article 7    Cancellation of the Contract

7.1	The Labor Contract shall terminate once the term of this Contract expires.

7.2	If any of the following situations applies, Party A may cancel this Contract at any time:

7.2.1	It is verified that the personal information provided by Party B to Party A at the time of applying for the job is fraudulent, including but not limited to: certificate of resignation, identity certificate, certificate of household registration, certificate of academic degree, certificate of physical exam, etc. that are fraudulent or forged; failing to make a declaration at the time of applying for the job that Party B, prior to applying for the job, had suffered from a mental illness, infectious disease or other illnesses that will seriously affect his/her work such as high blood pressure, heart disease, lumbar and spinal strains, serious anemia, diabetes, hyperthyroidism, and allergy; failing to make a declaration at the time of applying for the job that before applying for the job, Party B had received serious penalties by other employers such as demerits, being put on probation at a plant, dismissal or expulsion, or had a history of drug abuse or other misdeeds; failing to make a declaration at the time of applying for the job that before applying for the job, Party B had been subject to re-education through labor or detention or was investigated for criminal liability according to law.

7.2.2	Fails to pass the evaluation during the probation period: for example, failing to complete work tasks or targets; lack of discipline at work, coming to work late or leaving work early, being absent from work; refusing to obey assignments; having inclination to commit suicide or self-mutilation, or physically too weak to adapt to the production environment.

7.2.3	Seriously violates labor discipline and Party A’s rules and regulations and receives the penalty of a warning or above from Party A.

7.2.4	Commits an act of embezzlement, misappropriation, demanding bribes, receiving bribes, theft, fraud, neglect of duty, giving directions in violation of rules, abuse of power, and other serious dereliction of duty or graft.

7.2.5	Commits an act of fighting during work or at the workplace, gathering people for intimidation, spreading rumors and creating trouble, threatening or insulting other people, or disrupting order during production.

7.2.6	Commits an act of intentionally damaging machines, tools, raw materials, products, and office supplies, etc.; or divulges the company’s technologies and business secrets, causing Party A to suffer financial losses of more than RMB 5,000 (inclusive).

7.2.7	Without any proper reason, Party B refuses to accept work assignments or arrangements, disobeys job transfers, or disobeys management.

7.2.8	Party B is absent from work for a total of three days in one month or for a total of seven days in one year.

7.2.9	Party B has been penalized by public security authorities or has been under investigation for criminal liability according to law.

7.2.10	Party B has established a labor relationship with another employer at the same time, and refused to make amends after Party A has raised the issue.

7.3	If any of the following situations applies, Party B may cancel this Contract at any time:

7.6.1	Party A’s work environment is poor, with no effective protection measures in place, posing serious threats to health;

7.6.2	Party A fails to pay labor remuneration as agreed upon in the Labor Contract;

7.6.3	Party A fails to perform the clauses of the Contract, damaging Party B’s legitimate rights and interests.

7.4	It is agreed by both parties that in the following circumstances, Party A may cancel the Labor Contract, but must notify Party B himself/herself in writing 30 days in advance:

7.4.1	Party B has contracted an illness or sustained a non-work-related injury, and is unable to do his/her former work after the medical treatment period has expired, nor can he/she take the appropriate work Party A has otherwise arranged;

7.4.2	Party B is incompetent for the job (for example: unable to complete tasks, serious self-damage, high ratio of defective products or errors) and remains incompetent for the job after training or adjustment of his/her job position;

7.4.3	Party A indeed needs to reduce the work force due to a change in production (tasks).

7.5	If Party B requests to cancel the Contract, he/she should notify Party A in writing 30 days in advance. Party B shall continue to work normally during the advance notice period and shall not leave his/her job without Party A’s approval.

7.6	Upon cancellation or expiration of the Labor Contract, Party B shall perform the following duties:

7.6.1	Hand over the work to the person designated by Party A;

7.6.2	Return Party A’s office supplies, documents, equipment and other tangible or intangible assets in his/her possession in an intact state;

7.6.3	Completely transfer to Party A any carrier that contains Party A’s key information;

7.6.4	Assist Party A to sort out credits and debts between the two parties;

7.6.5	Complete the departure process as specified by Party A and go through the formalities regarding leaving the company;

7.6.6	Handle other matters that should be done but not yet have been completed.

7.7	Upon cancellation or termination of the Contract, Party A shall perform the following duties:

7.7.1	Handle the formalities for Party B regarding cancellation or termination of the labor relationship;

7.7.2	At Party B’s request, provide the certificate of Party B’s work experience or performance in a timely and truthful manner.

7.8	If Party B leaves without giving any notice or goes missing or fails to perform the duties specified in Article 7.6, causing Party A to be unable to handle or delay handling the formalities related to Party B’s departure, Party B shall be indisputably at fault and shall assume corresponding liabilities.

Article 8    Intellectual Property

8.1	During the term of the Labor Contract, if Party B uses Party A’s business management and other resources or information to write a paper or create a product, such paper or product shall be deemed a product created in the course of employment, and except for the right of authorship, all other rights shall belong to Party A;

8.2	The ownership and use rights of any technological accomplishment made by Party B during the term of the Labor Contract and within one year following termination of the Labor Contract as a result of carrying out Party A’s tasks or engaging in Party A’s production and operating activities as well as mainly using the material and technological resources owned or provided by Party A shall belong to Party A.

Article 9    Liability for Breach of Contract

9.1	If either Party A or Party B violates the Labor Contract, corporate rules and regulations, and job duties, causing economic losses to the other party, the defaulting party shall assume liabilities for compensating financial losses based on the circumstances of losses and the extent of the fault in accordance with laws and regulations as well as the relevant regulations of Shanghai Municipality, this company’s rules and regulations and the agreement by both parties.

9.2	If either party cancels this Contract without giving a 30-day advance notice to the other party as required, the other party shall be compensated in the amount of Party B’s base salary for one month (except where stipulated by law).

9.3	If Party B has agreed with Party A on the required service period and other matters because Party B receives the training funded by Party A and housing provided by Party A or is engaged in Party A’s work involving trade secrets, Party B must strictly carry them out. If Party B has the Contract canceled due to his/her fault or has quit for personal reasons during the service period, Party B shall compensate Party A for the training expenses Party A has spent for Party B as well as special benefit expenses according to the agreement.

Article 10    Other Matters Agreed Upon by the Two Parties

Party A’s rules and regulations (including but not limited to the Employee Handbook, job duties, training agreement, confidentiality agreement, responsibility for safety, etc.) shall all form major appendixes to the Contract, with the same effect as that of the clauses of the Contract.

Article 11    By-laws

11.1	Should a labor dispute arise between Party A and Party B, they may resolve it through consultation. Should the two parties fail to resolve it through consultation, the party raising the dispute may apply to the Labor Dispute Arbitration Committee of Songjiang District, Shanghai, for arbitration. The party that does not accept the arbitration ruling may file a lawsuit with the People’s Court of Songjiang District, Shanghai, within 15 days of receipt of the arbitration ruling.

11.2	This Contract shall be made in two identical originals, with Party A and Party B each holding one original. It shall take effect once the two parties sign their names and affix their seals, with both originals having the same legal effect.

11.3	Should any clause of this Contract conflict with State laws, regulations, and policies, the State laws, regulations and policies shall prevail.

11.4	For matters not addressed in this Contract, enforcement should be made with reference to the State laws and regulations as well as the relevant regulations of the Shanghai municipal government and Party A’s relevant rules and regulations.

Party A (Seal): [seal:] Shanghai Qiangling Electronic Co., Ltd. September 6, 2010	Party B (Signature): /s/ Yan Zhaoling September 6, 2010

Appendix 1:

Letter of Commitment

I hereby solemnly pledge:

1.	I confirm that I have carefully read the company’s Employee Handbook and understand and agree to all the contents of the Employee Handbook. I am aware that said Employee Handbook is an appendix to the Labor Contract [sic], and I pledge to abide by all human resources policies, rules and regulations of the company.

2.	I acknowledge that the company reserves the right to amend the Employee Handbook, and I will check the contents revised by the company and any newly released contents in a timely and careful manner.

3.	If I have violated any provision in this handbook as well as the revised contents of this handbook (which have been announced internally), I am willing to subject myself to corresponding treatment.

4.	The above is my voluntary pledge, and I am willing to bear all legal consequences thus incurred.

Pledged by: /s/ Yan Zhaoling

4